Exhibit A
JOINT FILING AGREEMENT
     The undersigned hereby agree that the Statement on this Schedule 13D, dated August 9, 2010 (the “Schedule 13D”), with respect to the common shares, without par value, of Response Biomedical Corp. is filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities and Exchange Act of 1934, as amended, and that this Agreement shall be included as an Exhibit to this Schedule 13D. Each of the undersigned agrees to be responsible for the timely filing of the Schedule 13D, and for the completeness and accuracy of the information concerning itself contained therein. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.
          IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the 9th day of August, 2010.

Dated: August 9, 2010	ORBIMED ADVISORS, LLC a Delaware Limited Liability Company
	By:	/s/ Samuel D. Isaly
Samuel D. Isaly
Managing Partner

ORBIMED ADVISORS LIMITED a Cayman Islands corporation
	By:	/s/ Samuel D. Isaly
Samuel D. Isaly
Director

ORBIMED ASIA GP, LP a Cayman Islands limited partnership By: ORBIMED ADVISORS LIMITED, its general partner
	By:	/s/ Samuel D. Isaly
Samuel D. Isaly
Director

ORBIMED CAPITAL GP III LLC a Delaware limited liability company
	By:	/s/ Samuel D. Isaly
Samuel D. Isaly
Managing Partner

SAMUEL D. ISALY

	By:	/s/ Samuel D. Isaly
Samuel D. Isaly